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                                                                    EXHIBIT 4.10

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                 AXXESS, INC.
              12% SECURED CONVERTIBLE NOTE DUE DECEMBER 14, 1999

Principal Amount $500,000

     AXXESS, INC., a Utah corporation (the "Company"), for value received, hereby promises to pay to Frank Musolino (the "Lender"), or registered assigns, on December 14, 1999, the principal amount of Five Hundred Thousand Dollars ($500,000) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as of the time of payment shall be legal tender for the payment of public and private debts, at the offices of the Lender 1623 North Riverhills Drive, Temple Terrace, FL 33617, together with interest (computed on the basis of 360-day year of twelve 30-day months) on the unpaid portion of the principal amount hereof at the annual rate of twelve per cent (12%) from the date hereof until the date such unpaid portion of such principal amount shall have become due and payable.

Section 1. THE NOTES.

     Section 1.01. Registration, Transfer and Exchange of Convertible Notes. The Company shall keep at its principal office a register in which the Company will provide for registration, transfer and exchange of Convertible Notes. Subject to compliance with applicable securities laws, the Holder (as defined below) of any Convertible Note may, at its option and either in person or by duly authorized attorney, surrender the same at said office for registration of transfer or exchange, accompanied, if surrendered for transfer, by a written instrument of transfer duly executed by said Holder or attorney. If any Holder shall so request transfer or exchange of a Convertible Note held by it, the Company shall, within a reasonable time thereafter, without expense to such Holder (other than transfer taxes, if any) deliver to or upon its order one or more Convertible Notes in the same unpaid aggregate principal amount as the Convertible Note so surrendered, each dated the date to which interest has been paid on the Convertible Note so surrendered, each dated the date to which interest has been paid on the Convertible Note so surrendered, in the principal amount of $5,000 or any multiple thereof, and registered in such name or names, or payable to such Person or Persons, or order, as shall be specified by the Holder making such request. The Company may deem and treat the Holder of any Convertible Note as the absolute owner of such Convertible Note for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on, such Convertible Note and for the purposes of any notices, waivers or consent thereunder, and payment of any Convertible Note shall be made only to or upon the order in writing of such Holder.

     Section 1.02. Loss, Theft, Destruction of Convertible Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Convertible Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Convertible Note, a new Convertible Note of like tenor and unpaid principal amount and dated as of the date from which unpaid interest has then accrued on the Convertible Note so lost, stolen, destroyed or mutilated.

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Section 2. DEFINITIONS

     Section 2.01. Terms Defined. The terms defined in this Section 2.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Convertible Note shall have the respective meanings specified in this Section 2.01.

     Common Stock: The term "Common Stock" means shares of the Company's Common Stock, par value $.001 per share.

     Collateral: The term "Collateral" means all rights now or hereafter owned by the Company in any tradename, trademark, design, invention, copyright, patent and any license or application for any of the foregoing.

     Company: The term "Company" means AXXESS, INC., a Utah corporation, and any successor corporation to the Company (including the corporation surviving any subsequent merger).

     Current Conversion Price: The term "Current Conversion Price" means the Conversion Price as most recently adjusted pursuant to Section 6.06.

     Default: The term "Default" means an event which with notice or upon the lapse of time or both would become an Event of Default.

     Event of Default: The term "Event of Default" means any event specified in
Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

     Holder: The term "Holder" means the Person in whose name such Convertible
Note is registered in the register maintained by the Company pursuant to Section 1.01.

     Maturity: The term "Maturity" when used with respect to any Convertible Note means the date on which the principal (and premium, if any) of such Convertible Note becomes due and payable as herein provided, whether at (a) December 14, 1999, (b) declaration of acceleration or (c) otherwise.

Section 3. CERTAIN COVENANTS.

     Section 3.01. Payment of Convertible Notes. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and the interest on each of the Convertible Notes at the time and place and in the manner provided herein.

     Section 3.02. General Covenants. The Company will:

     (a) promptly pay and discharge or cause to be paid and discharged all lawful taxes, assessments, and governmental charges or levies imposed upon the Company upon the income or profits of the Company or upon any property, real, personal or mixed, belonging to the Company or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; except that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company as the case may be, shall set aside on its books such reserves, if any, as shall be deemed by it adequate with respect to any such tax, assessment, charge, levy or claim so contested;

     (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and comply with all laws applicable to the Company as its counsel may advise; except that nothing in this subsection (b) shall prevent a liquidation or dissolution of, or a sale, transfer or disposition of the property and assets of, or a merger or consolidation of, the Company or any Affiliate not prohibited by the provisions of Section 3.04; and

     (c) at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property used or useful in the conduct of the business of the Company in good repair, working order and condition, and from time to time make, or cause to be made, all necessary and proper repairs, renewals, replacements, betterments and improvements thereto, so that

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the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Section 3.03. Notice of Defaults. In the event that any Event of Default shall have occurred, the Company will promptly give written notice thereof to each Holder of a Convertible Note.

        Section 3.04. Mergers, etc. Subject to Section 3.02, the Company may not consolidate with or merge or into, or transfer all or substantially all its assets to, another corporation unless (a) the resulting, surviving or transferee corporation assumes in writing all the obligations of the Company under the Convertible Notes and (b) no Event of Default shall have occurred and be continuing. Upon any consolidation or merger, or any transfer of all or substantially all the assets of the Company in accordance with this Section 3.04, the successor corporation formed by such consolidation or with or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Convertible Note with the same effect as if such successor corporation had been named as the Company herein.

        Section 3.05. Notice of Mergers. the Company shall, within ten business days after the effective date of each merger or consolidation of the Company, notify each Holder of the Convertible Notes that such merger or consolidation has occurred and shall specify such effective date.

        Section 3.06. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of (and premium, if any) or interest on the Convertible Notes or both as contemplated therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Convertible Note and hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of such power as though no such law had been enacted.

Section 4. OPTIONAL PREPAYMENTS.

        Section 4.01. Optional Prepayments. The Company shall have the privilege, at any time and from time to time prior to Maturity of prepaying the outstanding Convertible Notes, either in whole or in part by payment of the principal amount of each Convertible Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, without premium or penalty.

        Section 4.02. Notice of Prepayments. The Company will give notice of any prepayment of the Convertible Notes pursuant to Section 4.01 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment ("Prepayment Date") specifying (i) the Prepayment Date,
(ii) the principal amount of the holder's Convertible Notes to be prepaid on the Prepayment Date and (iii) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Convertible Notes specified in such notice, together with the premium, if any, and accrued interest, thereon shall become due and payable on the Prepayment Date.

        Section 4.03. Allocation of Prepayments. All partial prepayments pursuant to Section 4.01 shall be applied on all outstanding Convertible Notes ratably in accordance with the unpaid principal amounts thereof.

Section 5. REMEDIES.

        Section 5.01. Events of Default. An "Event of Default" occurs if one or more of the following shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (a) if default be made in the punctual payment of the principal of (or premium, if any) on any of the Convertible Notes when and as the same shall become due and payable, whether at the fixed maturity of said Convertible Notes; or

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                (b) if default be made in the payment of any installment of interest on any of the Convertible Notes and such default shall continue for a period of 3 days after notice; or

                (c) if default be made in the due observance or performance of any covenant, condition or agreement contained in Sections 3.02 to 3.06, both inclusive, and such default shall have continued for a period of 30 days after the Holders of a majority of the principal amount of the Convertible Notes then outstanding shall have given notice to the Company (which notice shall specify the default, demand that it be remedied and state that the notice is a "Notice of Default"); or

                (d) the Company pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) to the appointment of a Custodian of it or for any substantial part of its property, (iv) makes a general assignment for the benefit of its creditors; or

                (e) a court of competent jurisdiction enters and order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for any substantial part of its property, (iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 30 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        Section 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(d) of (e)) occurs and is continuing then, at the option of the Holder of this Convertible Note, exercised by written notice to the Company, the principal (and premium, if any) of this Convertible Note shall forthwith become due and payable, together with the interest accrued hereon. If an Event of Default specified in Section 5.01(d) or (e) occurs at any time, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Convertible Note.

        The provisions of this Section 5.02 are subject, however, to the condition that if, at any time after any Convertible Note shall have so become due and payable, the Company shall pay all arrears of interest on the Convertible Notes and all payments on account of the principal (and premium, if any) of the Convertible Notes which shall have become due otherwise than by acceleration (with interest on such principal), and all Events of Default (other than nonpayment of principal of and premium, if any, and accrued interest on Convertible Notes due and payable by virtue or acceleration) shall be remedied or waived pursuant to Section 8.04, then, and in every such case, subject to
Section 8.04(b), the Holder or Holders of at least 66 2/3% in aggregate principal amount of all Convertible Notes at the time outstanding, by written notice to the Company, may rescind and annul such acceleration and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

        Section 5.03. Other Remedies. Subject to the provisions of Section 5.02, in case any one or more of the Events of Default specified in Section 5.01 shall have occurred and be continuing, the Holder of this Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceedings or both, whether for the specific performance of any covenant or agreement contained in this Convertible Note or in aid of the exercise of any power granted in this Convertible Note, or may proceed to enforce the payment of this Convertible Note or to enforce any other legal or equitable right of the Holder of this Convertible Note.

        Section 5.04. Notice by the Company of Acceleration or Other Action by Convertible Noteholders or Holders of Other Indebtedness. If any Holder of a Convertible Note shall give any notice to the Company with respect to any Event of Default (or with respect to any event which with notice of the lapse of time, or both, would be an Event of Default), or accelerate the maturity thereof or take any other action in respect of an Event of Default or such event, or if the holder of any bond, debenture, note or other similar evidence of indebtedness (other than the Convertible Notes) of, or secured or guaranteed by, the Company, shall give any notice to the Company in respect of any default thereunder or under any agreement pursuant to which such bond, debenture, note or other evidence or indebtedness is issued, the Company shall forthwith give written notice to all Holders of Convertible Notes, specifying such action and the nature and status of such Event of Default or event or other default.

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        Section 5.05. Remedies Cumulative. No remedy herein conferred upon the
Holder of this Convertible Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        Section 5.06. Enforcement. If there shall be any Default under this Convertible Note and this Convertible Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof such Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Convertible Note or enforcing the holder's rights with respect to any collateral securing this Convertible Note, to the extent allowed by the laws of the State of Florida or any state in which any collateral for this Note shall be situated.

Section 6. CONVERSION

        Section 6.01. Right of Conversion; Conversion Price. Subject to and upon compliance with the provisions of this Section 6, the Holder shall have the right, at his option, at any time during usual business hours (including the period between the date on which the Company gives notice of prepayment and the Prepayment Date) to convert the principal and accrued interest of any Convertible Note owned by such Holder into fully paid and nonassessable shares of Common Stock at the rate of $0.50 of principal for each share of Common Stock (the "Conversion Price") which price per share shall be payable by surrender of such Convertible Note.

                (a) The Company represents and warrants that as of the date hereof, the authorized and outstanding capital stock of the Company is as described on Schedule A hereto.

        Section 6.02. Manner of Exercise.

                (a) In order to exercise the conversion right, the Holder of any Convertible Note to be converted shall surrender such Convertible Note at the office of the Company, accompanied by written notice to the Company stating
(i) that the Holder elects to convert such Convertible Note or, if less than the entire principal amount of a Convertible Note is to be converted, the portion thereof (a multiple of $1,000) to be converted, and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Convertible Notes surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank for transfer if the shares are to be issued in a name other than that of the Holder.

                (b) In the case of any Convertible Note which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Convertible Note or Convertible Notes of authorized denominations in principal amount equal to the unconverted portion of such Convertible Note.

        Section 6.03. Issuance of Shares of Common Stock on Conversion.

                (a) As promptly as practicable after the receipt of such notice and the surrender of such Convertible Note as aforesaid, the Company shall issue, at its expense, and shall deliver to such Holder, or on his written order, at the aforesaid office of the Company (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note (or specified portion thereof), and (ii) a certificate or certificates for any fractional shares of Common Stock issuable upon conversion of such Convertible Note (or specified portion thereof) or, at the Company's option, cash in lieu of scrip for any fraction of a share to which such Holder is entitled upon conversion as provided in Section 6.05.

                (b) Such conversion shall be deemed to have been effected immediately prior to the close of business on the date ("Conversion Date") on which the Company shall have received both such notice and the surrendered Convertible Note as aforesaid, and at such time the rights of the Holder of such Convertible Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

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        Section 6.04. No Adjustments for Interest or Dividends. No payment or adjustment shall be made by or on behalf of the Company on account of any interest accrued on any Convertible Notes surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion which were declared for payment to holder of shares of Common Stock of record as of a date prior to the Conversion Date. All payments of accrued interest on any Convertible Note shall be made in cash or additional stock at the Conversion Price, at Lender's option.

        Section 6.05. Fractional Shares. The Company, at its option, may issue fractional shares of Common Stock upon any conversion of Convertible Notes or, in lieu of any fraction of a share of Common Stock to which any Holder would otherwise be entitled upon conversion of any Convertible Notes (or specified portions thereof), the Company may pay a cash adjustment for such fraction in an amount equal to same fraction of the Conversion Price per share.

        Section 6.06. Adjustment of Conversion Price. The Conversion Price shall be adjusted as set forth in this section.

                (a) In the event that the Company shall make any distribution of its assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, each Holder of any Convertible Note then outstanding shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such Holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                (b) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive shares, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute an amendment to the Convertible Notes providing that the Holder of each Convertible Note then outstanding shall have the right thereafter and until the expiration of the period of convertibility to convert such Convertible Note into the kind and amount of shares, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

                (d) In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the then Current Conversion Price in effect immediately prior to the issuance or sale of such shares or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent), determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Conversion Price, and (B) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by, (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided,

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that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 6.06(b) hereof.

        For purposes of any computation to be made in accordance with this
Section 6.06(d), the following provisions shall apply:

                        (i) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                        (ii) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                (e) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the then Current Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 6.06(d) hereof; provided, that:

                        (i) If any change shall occur in the price per share provided for in any of such options, rights or warrants, or in the price per share at which such securities are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not therefore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange or such convertible or exchangeable securities.

                (f) Upon such adjustment of the Conversion Price pursuant to the provisions of this Section 6.06, the number of shares issuable upon conversion of this Note shall be adjusted to the nearest full amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

        Section 6.07. Covenant to Reserve Shares for Conversion.

                The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Convertible Notes. All shares of Common Stock which shall be deliverable shall be duly and validly issued and fully paid and nonassessable.

        Section 6.08. Notice of Change of Conversion Price. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly send to each Holder a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

Section 7. REGISTRATION RIGHTS.

        Section 7.01. Piggy-Back. If the Company proposes to file, on its behalf and/or on behalf of any of its securities holders, a Registration Statement under the Securities Act of 1933, as

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

amended (the "Securities Act") other than in connection with a dividend reinvestment, employee stock purchase, option or similar plan or in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Holder at least 30 days before the filing with the Securities and Exchange Commission ("SEC") of such Registration Statement. Each Holder who desires to include any of its shares of Common Stock into which the Convertible Notes are convertible, whether or not already converted, (the "Registrable Securities") in such Registration Statement shall give written notice to the Company within 20 days after the date of mailing of such offer, and shall deliver to the Company a letter from counsel selected by such Holder to the effect that registration under the Securities Act is required. The Company shall thereupon include in such filing the shares of Common Stock designated by such Holder and, subject to its right to withdraw such filing, shall use its best efforts to effect registration under the Securities Act of such shares of Common Stock.

        Section 7.02. Conditions. The right of the Holders to have shares included in any Registration Statement in accordance with the provisions of this
Section 7 shall be subject to the following conditions:

                (a) The Company shall have the right to require that the Holders participating in such Registration Statement agree to refrain from offering or selling (other than in a private sale) any shares of Common Stock that they own which are not included in any such Registration Statement in accordance with this Section 7 for any time period (not to exceed 180 days) specified in writing by any managing underwriter of the offering to which such Registration Statement relates;

                (b) If any managing underwriter of the offering to which the Registration Statement relates informs the Company in writing that the total number of shares of Common Stock requested by the Holders to be included in the Registration Statement is sufficiently large to affect the success of such offering adversely, then the Company will include only the number of shares, if any, in the Registration Statement that such managing underwriter shall advise the Company will not so affect the offering, and reductions in the number of shares of Common Stock owned by the Holders and other persons who have elected to have shares of Common Stock included in such Registration Statement will be made proportionate to their respective percentages of ownership of shares to be included in the Registration Statement;

                (c) The Company shall furnish Holders who have shares included in a Registration Statement pursuant to this Section 7 with such number of copies of the prospectus relating to the offering (the "Prospectus") (including any preliminary prospectus or supplemental or amended prospectus) as such Holder may reasonably request in order to facilitate the sale and distribution of its shares; and

        Section 7.03. Right to Terminate. Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified herein is given without any liability to Holders.

        Section 7.04. Number of Shares. Each Holder shall have the right to register shares of Common Stock under this Section 7 on an unlimited number of occasions.

        Section 7.05. "No Action" Letter; Opinion of Counsel. No Holder shall have registration rights under this Section with respect to any sales proposed by them of shares as to which sales (i) a "no action" letter is received from the SEC or its staff confirming the availability of an exemption from the requirements of the Securities Act or (ii) an unqualified opinion of counsel to the Company is rendered to the effect that registration of such shares for such sales is not required; provided that in both cases (i) and (ii) above, the volume limitations of Rule 144(e) under the Securities Act shall not limit the amount of shares of Common Stock that the Holders are entitled to offer and sell without registration under the Securities Act.

        Section 7.06. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Section, if, at any time, the Company notifies the selling Holder that an amendment or supplement to such Registration Statement or amendment or the prospectus included therein is necessary or appropriate, the selling Holder will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to the Company all copies of such Registration Statement and prospectuses then in their possession or under their control.

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        Section 7.07. Cooperation of Holders. The Company shall be entitled to require that each selling Holder cooperate with the Company in connection with a registration of shares of Common Stock pursuant to this Section and furnish such information, representations, undertakings and agreements regarding such selling Holder and the distribution as may be reasonably required by the Company or as required by law in connection therewith.

        Section 7.08. Expenses. The Company will bear all the expenses in connection with any Registration Statement under this Section 7 (including the fees and expenses of a single counsel to the Holders) other than transfer taxes payable on the sale of such shares and fees and commissions of broker, dealers and underwriters.

        Section 7.09. Indemnification. In the event of the registration of any securities under the Securities Act pursuant to this Section, the Company and the Holders shall provide to each other customary indemnification to the extent of any loss, claim, damage, liability or expense arising out of such registration.

        Section 7.10. Greater Rights. If, in connection with any offering of the securities of the Company, the Company shall grant to the purchasers thereof any greater rights with respect to registration than are provided hereunder, the Lender, and, to the extent assigned by the Lender, each Holder, shall automatically be entitled to such greater rights as though fully set forth herein. In the event that the Company shall no consummate an offering within 90 days of the date hereof providing for the registration of the Registrable Securities upon the demand of the holders thereof, the Holders of a majority of the principal amount of the Convertible Notes then outstanding shall thereupon have the right to demand one registration of their Registrable Securities at the Company's expense.

Section 8. MISCELLANEOUS

        Section 8.01. Governing Law. This Convertible Note shall be construed in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed wholly within said State.

        Section 8.02. Successors and Assigns. All the covenants, stipulations, promises and agreements in the Convertible Notes contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

        Section 8.03. Course of Dealing; No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof and no delay on the part of the Holder in exercising any right hereunder shall so operate.

        Section 8.04. Waiver of Compliance.

                (a) Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holders of at least 51% in aggregate principal amount of all outstanding Convertible Notes; except that without the agreement or consent in writing of the Holders of all outstanding Convertible Notes, no such amendment or waiver shall;

                      (i) change the amount or maturity of any principal of (or premium, if any) on the Convertible Notes or change the rate or extend the time of payment of interest on the Convertible Notes or reduce the amount of principal thereof or modify any of the provisions of the Convertible Notes with respect to the payment or prepayment thereof;

                      (ii) give to any Convertible Note any preference or priority over any other Convertible Note; or

                      (iii) reduce the percentage of Holders of the Convertible Notes required to approve any such amendment or effectuate any such waiver.

                (b) In determining whether the Holders of the requisite principal amount of outstanding Convertible Notes have given any authorization, consent or waiver under this Section 8.04 or under Section 5.02, Convertible Notes owned by the Company or any Affiliate thereof shall be

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disregarded and deemed not to be outstanding.

                (c) Any such amendment or waiver shall apply equally to all the Holders of the Convertible Notes and shall be binding upon them, upon each future Holder of any Convertible Note and upon the Company, whether or not such Convertible Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

        Section 8.05. Manner of Giving Notices. Any notice required to be given to the Holder hereof by the Company hereunder shall be given by certified registered mail to the Holder at its address designated on the register referred to in Section 1.01 on the date of such notice.

        Section 8.06. Expenses in Preparation. All expenses of the Lender in the negotiation, preparation, execution and delivery of this Convertible Note shall be paid by the Company.

        Section 8.07. Other Provisions. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

        Section 8.08. Security Interest. The Company hereby grants the Lender and any Holder a security interest in the Collateral as security for the payment and performance of all of the Company's obligations under this Convertible Note.

        IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.

                                        AXXESS, INC.


                                        By:
                                            -------------------------------
                                            Title:

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